Exhibit 99.1

Grupo TMM Company Contacts:	Kansas City Southern Contacts
Brad Skinner	Media & Investors
Investor Relations	William H. Galligan 816-983-1551
011-525-55-629-8725 or 203-247-2420	Assistant Vice President Investor Relations
Brad.skinner@tmm.com.mx	William.h.galligan@kcsr.com

Proa/StructurA
Marco Provencio	Mexico
Media Relations	Gabriel Guerra 011-525-55-273-5359
011-525-55-629-8708 and 011-525-55-442-4948	Media Relations
Mp@proa.structura.com.mx	Gguerra@gcya.net

At Dresner Corporate Services:
Kristine Walczak
(General investors, analysts and media)
312-726-3600
Kwalczak@dresnerco.com

Grupo TMM and KCS Announce TFM Notification of Favorable VAT Decision and New Lawsuit Brought
by the Mexican Federal Government

Kansas City, MO. January 6, 2005. Grupo TMM, S.A. (BMV: TMM A and NYSE: TMM) (“TMM”) and Kansas City Southern (NYSE: KSU) (“KCS”) announced that TFM, S.A. de C.V. (“TFM”) was served yesterday with the favorable decision of the Federal Appellate Court, dated November 24, 2004. The decision upholds TFM’s claim that it is entitled to inflation and interest from 1997 on the value added tax (“VAT”) refund it received from the Mexican Government. As previously announced, TFM received a VAT refund certificate on January 19, 2004, in the original amount of its claim (approximately 2.1 billion pesos), without any adjustment for accrued inflation or interest. The Federal Appellate Court has remanded the case to the Fiscal Court with instructions to enter a new order consistent with this decision. The notification of this decision represents another step in the process of recovering the VAT refund certificate adjusted for inflation and interest. This decision had been expected and was publicly announced by TMM and KCS on November 29, 2004.

TMM and KCS also announced that TMM, Grupo Transportación Ferroviaria Mexicana, S.A. de C.V. (“Grupo TFM”), and TFM have been served with a commercial lawsuit brought before a Mexican Federal Court by the Mexican Federal Government. KCS is also named as a defendant, but it has not yet been served. The Court refused to accept several claims asserted by the Mexican Government in the lawsuit. The Mexican Government has appealed that decision. The Court accepted for consideration the Mexican Government’s request to determine whether the defendants have complied with all of the legal obligations they assumed during the process of the privatization of Ferrocarril del Noreste, S.A. de C.V. (today, TFM). TMM and KCS believe that this issue is without merit and that they have fully satisfied their legal obligations related to the privatization of TFM.

Notwithstanding the ongoing litigation, TMM and KCS will continue discussions with the Mexican Government aimed at resolving the outstanding disputes between the parties over the value added tax refund and the obligation to purchase the remaining shares of TFM, in accordance with law and the applicable agreements.

# # #

Headquartered in Mexico City, TMM is a Latin American multimodal transportation company. Through its branch offices and network of subsidiary companies, TMM provides a dynamic combination of ocean and land transportation services. Visit TMM’s web site at http://www.grupotmm.com and TFM’s web site at http://www.tfm.com.mx. Both sites offer Spanish/English language options.

KCS is a transportation holding company that has railroad investments in the United States, Mexico and Panama. Its primary holding in the United States is The Kansas City Southern Railway Company. KCS owns 51% of The Texas Mexican Railway Company, which connects The Kansas City Southern Railway Company and TFM. Headquartered in Kansas City, Missouri, KCS serves customers in the central and south central regions of the United States. KCS’ rail holdings and investments are primary components of a NAFTA Railway system that links the commercial and industrial centers of the United States and Mexico. KCS’ web site is www.kcsi.com.

Included in this press release are certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs of TMM’s and KCS’ management as well as on assumptions made. Actual results could differ materially from those included in such forward-looking statements. Readers are cautioned that all forward-looking statements involve risks and uncertainty. For additional information relating to such risks and uncertainties, readers are urged to review TMM’s and KCS’ respective filings and submissions with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.